EXHIBIT 24

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Daniel J. Doyle and David A. Kinross or either of them as attorney-in-fact to sign in his or her behalf, individually and in each capacity stated below, and to file this Annual Report on Form 10-K of Central Valley Community Bancorp for the fiscal year ended December 31, 2007 and all amendments and/or supplements to this Annual Report on Form 10-K.

/s/Daniel J. Doyle	Date: February 20, 2008
Daniel J. Doyle,
President and Chief Executive
Officer and Director (principal
executive officer)

/s/David A. Kinross	Date: February 20, 2008
David A. Kinross,
Senior Vice President and Chief Financial Officer
(principal accounting officer
and principal financial officer)

/s/Daniel N. Cunningham	Date: February 20, 2008
Daniel N. Cunningham,
Chairman of the Board and Director

/s/Sidney B. Cox	Date: February 20, 2008
Sidney B. Cox,
Director

/s/Edwin S. Darden	Date: February 20, 2008
Edwin S. Darden,
Director

/s/Steven D. McDonald	Date: February 20, 2008
Steven D. McDonald,
Director

/s/Louis McMurray	Date: February 20, 2008
Louis McMurray,
Director

/s/Wanda Lee Rogers	Date: February 20, 2008
Wanda Lee Rogers,
Director

/s/William S. Smittcamp	Date: February 20, 2008
William S. Smittcamp,
Director

/s/Joseph B. Weirick	Date: February 20, 2008
Joseph B. Weirick,
Director